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                                                                     Exhibit 1.1

                                  $224,221,791
                                  (approximate)

                 GREATAMERICA LEASING RECEIVABLES 2002-1, L.L.C.
                                    (ISSUER)

                        GREATAMERICA LEASING CORPORATION
                                  (ORIGINATOR)

                                    Class A-1
                                    Class A-2
                                    Class A-3
                                    Class A-4
                                     Class B

                     RECEIVABLE-BACKED NOTES, SERIES 2002-1

                             UNDERWRITING AGREEMENT

                                                                  March __, 2002

First Union Securities, Inc.
One First Union Center, Mail Code: NC0610
301 South College Street
Charlotte, North Carolina  28288-0610

Ladies and Gentlemen:

         GreatAmerica Leasing Receivables 2002-1, L.L.C. (the "Issuer") proposes to pledge certain true leases, finance leases and other security agreements with various companies to JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee") and will issue the Receivable-Backed Notes, Series 2002-1, consisting of (i) Class A-1, Class A-2, Class A-3, Class A-4 and Class B (the "Offered Notes") and (ii) Class C and Class D (the "Non-offered Notes" and, together with the Offered Notes, the "Notes"). The Notes are to be issued pursuant to the Indenture, to be dated as of March 1, 2002 (the "Indenture"), between the Indenture Trustee and the Issuer, the form of which Indenture shall substantially be the form filed as an exhibit to the Registration Statement (as defined herein). Any capitalized terms used herein but not defined shall have the meaning set forth or referenced in the Transfer and Servicing Agreement (as defined below).

         The Issuer and GreatAmerica Leasing Corporation ("GreatAmerica") hereby confirm their agreement through this agreement (the "Underwriting Agreement"), with First Union Securities, Inc. (the "Underwriter") to sell the Offered Notes to the Underwriter on the terms and
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conditions hereof, in the amount set forth on Schedule A. The Offered Notes are more fully described in the Registration Statement that the Issuer has furnished to the Underwriter.

         Simultaneously with the execution of the Indenture, the Issuer will enter into a transfer and servicing agreement (the "Transfer and Servicing Agreement") with GreatAmerica (in such capacity, the "Originator") and the Indenture Trustee, dated as of March 1, 2002, pursuant to which the Originator will transfer to the Issuer all of its right, title and interest in and to the Conveyed Assets as of the Cutoff Date and the Issuer will pledge to the Indenture Trustee all of its right, title and interest in and to the Pledged Assets as of the Cutoff Date.

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND
                    GREATAMERICA.

         The Issuer and GreatAmerica, jointly and severally, represent and warrant to the Underwriter that:

         (a) The Issuer has all requisite power, authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Notes and each of the Transaction Documents to which it is a party.

         (b) The Issuer has full power, authority and legal right to execute, deliver and sell the Notes to the Underwriter and to perform its obligations under the Notes and the Transaction Documents to which it is a party.

         (c) The execution and delivery of the Notes and each of the Transaction Documents to which it is a party, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the members of the Issuer and all other necessary action has been taken.

         (d) The Underwriting Agreement has been duly authorized and validly executed and delivered by the Issuer.

         (e) Each of the Transaction Documents to which it is a party and the Notes will be executed and delivered by the Issuer on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with their respective terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general or by the public policy underlying the federal or state securities laws,
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the Uniform Commercial Code (the "UCC"), but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be

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able to enforce the remedies of a secured party under the UCC.

         (f) The Notes will be issued pursuant to the terms of the Indenture and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and, with respect to the Offered Notes only, delivered pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Indenture. The Notes will be in the form contemplated by the Indenture and will conform in all material respects to the description thereof contained in the Prospectus (as defined herein) and the Registration Statement, each as amended or supplemented.

         (g) The Issuer is not in violation of any requirement of law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Issuer.

         (h) Neither the issuance and sale of the Notes, nor the execution and delivery by the Issuer of the Notes or the Transaction Documents to which it is a party, nor the incurrence by the Issuer of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any requirement of law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected,
(ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien (as defined herein) upon any of its property or assets, except for those encumbrances created under the Indenture.

         (i) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Issuer of the Notes or the Transaction Documents to which it is a party, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

         (j) All actions required to be taken by the Issuer as a condition to the offer and sale of the Notes as described herein or the consummation of any of the transactions described in the Prospectus, the Registration Statement and the Transaction Documents have been or, prior to the Closing Date, will be taken.

         (k) The representations and warranties made by the Issuer in the Transaction Documents and made in any Officer's Certificate of the Issuer delivered pursuant to the Transaction Documents will be true and correct of the time made and on and as of the Closing Date as if set forth herein.

         (l) The Issuer agrees that it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right,

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title or interest in, the Pledged Assets except as provided in, or expressly permitted by, the Transfer and Servicing Agreement or the Indenture, and agrees to take all action required by the Transfer and Servicing Agreement and the Indenture in order to maintain the security interest in the Pledged Assets granted pursuant to the Indenture.

         (m) The Issuer possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Issuer has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to the Issuer would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

         (n) There are no actions, proceedings or investigations pending before or, to the knowledge of the Issuer, threatened by any court, administrative agency or other tribunal to which the Issuer is a party or of which any of its properties are the subject (i) that if determined adversely to the Issuer would have a material adverse effect on the business or financial condition of the Issuer, (ii) asserting the invalidity of the Notes or any Transaction Document,
(iii) seeking to prevent the issuance of the Notes or the consummation by the Issuer of any of the transactions contemplated by any Transaction Document or
(iv) that would materially and adversely affect the performance by the Issuer under, or the validity or enforceability of, any Transaction Document or the Notes.

         (o) The Issuer meets the requirements for use of Form S-1 under the Securities Act of 1933, as amended and the rules and regulations of the Commission hereunder (collectively, the "Securities Act") and has prepared and filed with the United States Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act, a registration statement on Form S-1 (registration number 333-70892), including a form of preliminary prospectus, relating to the Offered Notes. The registration statement, and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter and, excluding exhibits thereto, have been declared effective by the Commission. As used in this Underwriting Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. The Issuer has furnished to the Underwriter copies of one or more preliminary prospectuses (each, a "Preliminary Prospectus") relating to the Notes. Except where the context otherwise requires, the Registration Statement, as amended at the Effective Time, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement as of the Effective Time pursuant to Rule 430A under the Securities Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Issuer with the Commission pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus". There are no contracts or documents of the Issuer that are required to be described in the Prospectus, or filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations that have not been so described, filed

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or incorporated by reference therein on or prior to the Closing Date. The conditions for use of Form S-1, as set forth in the General Instructions thereto, have been satisfied.

         (p) The Registration Statement relating to the Offered Notes has been filed with the Commission and such Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer or GreatAmerica, threatened by the Commission.

         (q) The Registration Statement conforms, and any amendments or supplements thereto and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and does not and will not, as of the Effective Date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) any Underwriter's Information (as defined in Section 9(d) hereof) contained therein. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder. As of the Closing Date, the Issuer's representations and warranties in the Transfer and Servicing Agreement and the Indenture will be true and correct in all material respects.

         (r) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Issuer, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         (s) All the outstanding membership interests of the Issuer have been duly authorized and validly issued and are owned by GreatAmerica free and clear of any claim, lien, encumbrance, security interest or any other claim of any third party.

         (t) Deloitte & Touche LLP are independent public accountants with respect to the Issuer as required by the Securities Act.

         (u) At the time of execution and delivery of the Indenture, the Issuer will: (i) have good title to the interest in the Conveyed Assets conveyed by GreatAmerica, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any Person (other than the Indenture Trustee) any of its right, title or interest in the Pledged Assets, or the Transaction Documents; and (iii) have the power and authority to pledge its interest in the Pledged Assets to the Indenture Trustee. Upon execution and delivery of the Indenture by the Indenture Trustee and any related instruments of pledge, transfer or assignment by the Issuer, the Indenture Trustee will have a valid security interest in all of the Issuer's right, title and interest in and to the Pledged Assets.

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Upon delivery to the Underwriter of the Offered Notes, the Underwriter will have good title to the Offered Notes free of any Liens.

         (v) The Issuer is located (as such term is used in Article 9 of the UCC) in Cedar Rapids, Iowa. The Issuer agrees that it will not change the location of such office to a location outside of Cedar Rapids, Iowa, without at least 30 days prior written notice to GreatAmerica, the Indenture Trustee and the Rating Agencies.

         (w) As of the Cutoff Date, the Contracts met the eligibility criteria described in the Prospectus and conformed to the descriptions thereof contained in the Prospectus.

         (x) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents and the Notes have been paid or will be paid at or prior to the Closing Date.

         (y) All GreatAmerica-Provided Information was true and correct in all material respects as of the date it was provided to the Underwriter. The term "GreatAmerica-Provided Information" means the information contained on any computer tape furnished to the Underwriter or provided by other written means, electronic transmission or computer disk by the Issuer or GreatAmerica concerning the assets comprising the Contract Assets; and

         (z) The Issuer is not required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF GREATAMERICA.

         GreatAmerica represents and warrants to the Underwriter that:

         (a) The execution and delivery of each of the Transaction Documents to which it is a party, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of GreatAmerica and all other necessary action has been taken.

         (b) The Underwriting Agreement has been duly authorized and validly executed and delivered by GreatAmerica.

         (c) Each of the Transaction Documents to which it is a party will be executed and delivered by GreatAmerica on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of GreatAmerica, enforceable against GreatAmerica in accordance with their terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general or by the public policy underlying the federal or state securities laws, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions

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of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

         (d) The representations and warranties made by GreatAmerica in the Transaction Documents and made in any Officer's Certificate of GreatAmerica delivered pursuant to the Transaction Documents will be true and correct as of the time made and on and as of the Closing Date as if set forth herein.

         (e) GreatAmerica possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to GreatAmerica would, singly or in the aggregate, materially and adversely affect the conduct of their business, operations or financial condition.

         (f) GreatAmerica has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold properties and to conduct the businesses in which engaged, except where the failure to so qualify or have such power or authority could not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of GreatAmerica taken as a whole, and to execute, deliver and perform its obligations under the Transaction Documents.

         (g) There are no actions, proceedings or investigations pending before or, to the knowledge of GreatAmerica, threatened by any court, administrative agency or other tribunal to which GreatAmerica is a party or of which any of its properties are the subject (i) that if determined adversely to GreatAmerica would have a material adverse effect on the business or financial condition of GreatAmerica, (ii) asserting the invalidity of the Notes or any Transaction Document, (iii) seeking to prevent the issuance of the Notes or the consummation by GreatAmerica of any of the transactions contemplated by any Transaction Document or (iv) that would materially and adversely affect the performance by GreatAmerica under, or the validity or enforceability of, any Transaction Document to which GreatAmerica is a party.

         (h) GreatAmerica (i) is not in violation of its charter or by-laws,
(ii) is not in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject,

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except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of GreatAmerica.

         (i) GreatAmerica agrees that it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contract Assets (i) except such interests that have or will be released as of the Closing Date and (ii) except as provided in, or expressly permitted by, the Transfer and Servicing Agreement, and agrees to take all action required by the Transfer and Servicing Agreement in order to maintain the security interest in the Contract Assets granted pursuant to the Transfer and Servicing Agreement.

         SECTION 3. PURCHASE AND SALE.

         Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Issuer agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Issuer, the principal amount of Offered Notes set forth on Schedule A hereto. The purchase price for the Offered Notes shall be as set forth in Schedule A hereto.

         SECTION 4. DELIVERY AND PAYMENT.

         The Issuer will deliver the Offered Notes to the Underwriter against payment of the purchase price in immediately available funds, paid at the direction of the Issuer, at the office of Moore & Van Allen, PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202-4003, on March ___, 2002, or at such other time not later than seven (7) full business days thereafter as the Underwriter and the Issuer determine, such time being herein referred to as the "Closing Date." Each of the Offered Notes to be so delivered shall be represented by one or more Definitive Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Definitive Notes evidencing the Offered Notes will be available only under the limited circumstances specified in the Indenture (other than such Offered Notes issued in the name of Cede & Co. as nominee for DTC). The Issuer shall make such Definitive Notes representing the Offered Notes available for inspection by the Underwriter at the office at which the Offered Notes are to be delivered no later than five hours before the close of business in Charlotte, North Carolina on the business day prior to the Closing Date.

         SECTION 5. OFFERING BY UNDERWRITER.

         It is understood that the Underwriter proposes to offer the Offered Notes for sale to the public, which may include selected dealers, as set forth in the Prospectus.

         SECTION 6. COVENANTS OF THE ISSUER AND GREATAMERICA.

         The Issuer and GreatAmerica, jointly and severally, covenant and agree with the Underwriter as follows:

         (a) The Issuer will prepare the Prospectus in a form approved by the Underwriter, and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the

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Commission's close of business on the second business day following the execution and delivery of this Underwriting Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

         (b) During the period that a prospectus relating to the Offered Notes is required to be delivered under the Securities Act in connection with sales of such Notes (such period being hereinafter sometimes referred to as the "prospectus delivery period"), before filing any amendment or supplement to the Registration Statement or the Prospectus, the Issuer will furnish to the Underwriter a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

         (c) During the prospectus delivery period, the Issuer will advise the Underwriter, promptly after it receives notice thereof, (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the issuance by the Commission of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceedings for that purpose and (v) of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or suspension and, if any is issued, will use its best efforts to obtain the withdrawal thereof as soon as possible.

         (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Issuer will promptly notify the Underwriter and prepare and file with the Commission an amendment or a supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.

         (e) The Issuer will endeavor to qualify the Offered Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Offered Notes; provided, however, that the Underwriter shall not be obligated to qualify to do business in any jurisdiction in which it is currently not so qualified; and provided, further, that the Issuer shall not be required to qualify to do business in any jurisdiction where it is not now qualified.

         (f) The Issuer will furnish to the Underwriter, without charge, two copies of the Registration Statement (including exhibits thereto), one of which will be signed during the prospectus delivery period, and as many copies of the Prospectus and any supplement thereto as the Underwriter may reasonably request.

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         (g) For a period from the date of this Underwriting Agreement until the retirement of the Notes, or until such time as the Underwriter shall cease to maintain a secondary market in the Notes, whichever first occurs, the Issuer will deliver to the Underwriter, (i) the annual statements of compliance furnished to the Indenture Trustee, (ii) the annual independent certified public accountants' reports furnished to the Indenture Trustee, (iii) all documents required to be distributed to the Noteholders, (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Indenture Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Indenture Trustee or filed or as soon thereafter as practicable, (v) any order of the Commission under the Securities Act or the Exchange Act in regard to the Issuer or to GreatAmerica with respect to the Issuer, or pursuant to a "no action" letter obtained from the staff of the Commission by the Issuer or GreatAmerica with respect to the Issuer and affecting the Issuer or GreatAmerica and (vi) from time to time, such other information concerning the Issuer as the Underwriter, may reasonably request.

         (h) To the extent, if any, that the rating provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes is conditional upon the furnishing of documents or the taking of any other actions by the Issuer, the Issuer shall furnish such documents and take any such other actions.

         (i) If required by the Securities Act or the rules of the Commission promulgated thereunder, the Issuer will cause the Indenture Trustee to make generally available to Noteholders and to the Underwriter, as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder if then applicable.

         (j) For a period of 90 days from the date hereof, the Issuer will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, any asset-backed securities of the Issuer (other than the Offered Notes purchased hereunder and the Non-Offered Notes) without the prior written consent of the Underwriter.

         SECTION 7. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS.

         The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Issuer and GreatAmerica contained herein, to the accuracy of the statements of the Issuer and GreatAmerica made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and GreatAmerica of their respective obligations hereunder and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Securities Act and in accordance with Section 6(a) of

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this Underwriting Agreement, and the Underwriter shall have received confirmation of the effectiveness of the Registration Statement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Underwriter.

         (b) The Underwriter, shall have received evidence satisfactory to it that the Class A-1 Notes shall be rated "A-1+" by S&P, "F1+/AAA" by Fitch and "P-1" by Moody's, the Class A-2 Notes shall be rated no lower than "AAA" by S&P, "AAA" by Fitch and "Aaa" by Moody's, the Class A-3 Notes shall be rated no lower than "AAA" by S&P, "AAA" by Fitch and "Aaa" by Moody's, the Class A-4 Notes shall be rated no lower than "AAA" by S&P, "AAA" by Fitch and "Aaa" by Moody's, the Class B Notes shall be rated no lower than "AA" by S&P, "AA" by Fitch and "Aa2" by Moody's, the Class C Notes shall be rated no lower than "A" by S&P, "A" by Fitch and "A2" by Moody's and the Class D Notes shall be rated no lower than "BBB" by S&P and "BBB" by Fitch.

         (c) (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Underwriting Agreement, the Transaction Documents, the Notes, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Issuer shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters and (ii) prior to or contemporaneously with the purchase of Notes hereunder, all transactions contemplated to be consummated under such Transaction Documents on the Closing Date (including, without limitation, the issuance and placement of any subordinated, privately-placed securities) shall have been so consummated to the reasonable satisfaction of the Underwriter.

         (d) Chapman and Cutler shall have furnished to the Underwriter their written opinions, as counsel to GreatAmerica and the Issuer, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

         (e) Paul Gamez, in-house counsel to GreatAmerica and the Issuer, shall have furnished his written opinion, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

         (f) Chapman and Cutler shall have furnished to the Underwriter their written opinions, as counsel to the Issuer and GreatAmerica, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee), with respect to the (i) characterization of the transfer of the Contract Assets by GreatAmerica to the Issuer pursuant to the Transfer and Servicing Agreement as a sale, (ii) the nonrejection of leases by the bankruptcy trustee of the Issuer under Section 365 of the Bankruptcy Code and (iii) such other opinions agreed to by the Issuer, GreatAmerica and the Underwriter.

         (g) Chapman and Cutler shall have furnished to the Underwriter their written opinion, as counsel to GreatAmerica and the Issuer, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) that, with respect to the insolvency of GreatAmerica, neither the Issuer nor its assets would be consolidated with GreatAmerica.

         (h) Chapman and Cutler shall have furnished to the Underwriter their written opinion, as special tax counsel to GreatAmerica and the Issuer, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially to the effect set forth on Annex A.

         (i) Thacher Proffitt & Wood shall have furnished to the Underwriter their written opinion, as special counsel to the Indenture Trustee, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter (which opinion will also be delivered to the Rating Agencies, all of whom shall be entitled to rely on such opinion as if an addressee) substantially to the effect set forth on Annex B.

         (j) The Underwriter shall have received from Moore & Van Allen, PLLC, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriter may require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

         (k) The Underwriter shall have received from the Issuer, copies of any opinions of counsel to GreatAmerica and the Issuer supplied to the Rating Agencies. Any such opinions shall be dated the Closing Date and either addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

         (l) Both of the Issuer and GreatAmerica shall have furnished to the Underwriter a certificate, dated the Closing Date, of any of its Chairman of the Board, President, Executive Vice President or Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that each of the Issuer and GreatAmerica may exclude the Underwriter's Information (as defined in Section 9(d) herein) from such representation), (iii) the representations and warranties of GreatAmerica or the Issuer, as the case may be, contained in this Underwriting Agreement and the Transaction Documents are true and correct in all material respects on and as of the Closing Date, (iv) GreatAmerica or the Issuer, as the case may be, have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contemplated by the Commission, and
(vi) since the date of its most recent financial statements, there has been no material adverse change in the financial position or results of operations of GreatAmerica or the Issuer, as applicable, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of GreatAmerica or the Issuer, except as set forth in or contemplated by the Registration Statement and the Prospectus.

         (m) The Indenture Trustee shall have furnished to the Underwriter a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the acceptance by the Indenture Trustee of the Pledged Assets and such other matters as the Underwriter shall reasonably request.

         (n) Subsequent to the date of this Underwriting Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or prospects of the Issuer or GreatAmerica that, in the judgment of the Underwriter, materially impairs the investment quality of the Notes or makes it impractical to market the Notes;
(ii) any suspensions or limits of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; or (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         (o) With respect to the letter of Deloitte & Touch LLP, delivered to the Underwriter, concurrently with the execution of this Underwriting Agreement (the "initial letter"), the Issuer shall have furnished to the Underwriter, a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter and (iii) confirming in all material respects the conclusions and findings set forth in its initial letter.

         (p) The Underwriter shall receive evidence satisfactory to it that, on or before the Closing Date, UCC-l financing statements have been or are being filed in each office in those states in which such financing statements are required (i) to perfect the first priority security interests created by the Transfer and Servicing Agreement reflecting the interest of the Issuer in the Contract Assets and the proceeds thereof and (ii) to perfect the first priority security interest created by the Indenture, reflecting the interest of the Indenture Trustee in the Pledged Assets and the proceeds thereof as described in the Prospectus.

         (q) Subsequent to the execution and delivery of this Underwriting Agreement, (i) no downgrade, withdrawal or qualification shall have occurred with respect to the rating accorded the Notes or any of GreatAmerica's other debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes.

         If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Underwriter by notice to the Issuer at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 9.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

         SECTION 8. PAYMENT AND EXPENSES.

         If (i) the Issuer shall fail to tender the Notes for delivery to the Underwriter for any reason not permitted under this Underwriting Agreement or
(ii) the Underwriter shall decline to purchase the Notes for any reason permitted under this Underwriting Agreement, the Issuer shall reimburse the Underwriter for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Underwriting Agreement and the proposed purchase of the Notes, and upon demand the Issuer shall pay the full amount thereof to the Underwriter.

         SECTION 9. INDEMNIFICATION.

         (a) GreatAmerica and the Issuer shall, jointly and severally, indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter for any legal or other expenses reasonably incurred by the

Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither GreatAmerica nor the Issuer shall be liable (i) in any such case, to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter's Information (as defined in Section 9(d) herein); or (ii) if such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by the Underwriter (or any person who controls the Underwriter) resulted from an action, claim or suit by any person who purchased Offered Notes which are the subject thereof from the Underwriter in the Offering and (2) the Underwriter failed to deliver or provide a copy of the Prospectus to such person prior to the confirmation of the sale of such Offered Notes in any case where such delivery is required by the Securities Act.

         (b) The Underwriter shall indemnify and hold harmless GreatAmerica and the Issuer, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which GreatAmerica and the Issuer or any one or more thereof may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter's Information (as defined in Section 9(d) herein), and shall reimburse GreatAmerica and the Issuer for any legal or other expenses reasonably incurred by GreatAmerica or the Issuer directly in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.

         (c) Promptly after receipt by any indemnified party under this Section 9 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9, except to the extent it has been materially prejudiced by such failure; and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section 9 consist of the Underwriter or any of its directors and controlling persons, or by GreatAmerica or the Issuer, if the indemnified parties under this Section 9 consist of GreatAmerica or the Issuer or any of the Issuer's or GreatAmerica's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 9(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) The Underwriter confirms that the Underwriter's Information, as defined herein, contained in the Prospectus is correct and constitutes the only information furnished in writing to the Issuer and GreatAmerica by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus. The "Underwriter's Information" includes the following under the caption "Plan of Distribution": (i) the chart listing the Underwriter of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, (ii) the paragraph immediately following the chart described in clause (i), and (iii) the charts listing the Underwriter's Selling Concession and Reallowance Concession.

         (e) The obligations of GreatAmerica, the Issuer and the Underwriter in this Section 9 are in addition to any other liability that GreatAmerica, the Issuer or the Underwriter, as the case may be, may otherwise have.

         SECTION 10. CONTRIBUTION.

         If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by GreatAmerica and the Issuer on the one hand and the Underwriter on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of GreatAmerica and the Issuer on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by GreatAmerica and the Issuer on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes purchased hereunder (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Offered Notes purchased hereunder, in each case as set forth in the table under the caption "Plan of Distribution" in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by GreatAmerica or the Issuer on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. GreatAmerica, the Issuer and the Underwriter agree that it would not be just and equitable if contributions pursuant to this
Section 10 were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 10 shall be deemed to include for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action. Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 11. TERMINATION OF AGREEMENT.

         The Underwriter may terminate this Underwriting Agreement immediately upon notice to GreatAmerica and the Issuer, at any time at or prior to the Closing Date if any of the events or conditions described in Section 7(k) of this Underwriting Agreement shall occur and be continuing. In the event of any such termination, the covenants set forth in Section 6, the provisions of
Section 9, the indemnity agreement set forth in Section 9 and the provisions of Sections 10 and this Section 11 shall remain in effect.

         SECTION 12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

         This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriter, the Issuer, GreatAmerica and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Issuer and GreatAmerica and their respective successors and the controlling persons and officers and directors, and their heirs and legal assigns, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

         SECTION 13. EXPENSES.

         The Issuer and GreatAmerica, jointly and severally, agree with the Underwriter to pay (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus and the Prospectus, all as provided in this Underwriting Agreement; (iv) the costs of reproducing and distributing this Underwriting Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (v) the fees and expenses of qualifying the Offered Notes under the securities laws of the several jurisdictions as provided in Section 6(e) and of preparing, printing and distributing "blue sky memoranda" and "legal investment surveys" (including the related reasonable and documented fees and expenses of counsel to the Underwriter; provided, however, that if the transaction is successfully closed and the Notes are delivered to the Underwriter, the Underwriter shall be responsible for paying to its counsel an amount equal to the lesser of (1) 50% of such counsel's fee or (2) $75,000; any amount in excess thereof shall be the obligation of the Issuer and GreatAmerica); (vi) any fees charged by the Rating Agencies for rating the Offered Notes; (vii) all fees and expenses of the Indenture Trustee and its counsel; (viii) any transfer taxes payable in connection with its sale of the Offered Notes pursuant to this Underwriting Agreement; and (ix) all other costs and expenses incident to the performance of the obligations of the Issuer and GreatAmerica under this Underwriting Agreement.

         SECTION 14. SURVIVAL.

         The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, GreatAmerica and the Underwriter contained in this Underwriting Agreement or made by or on their behalf, respectively, pursuant to this Underwriting Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. NOTICES.

         All communication hereunder shall be in writing and, (i) if sent to the Underwriter will be mailed, delivered or telecopied and confirmed to them at First Union Securities, Inc., Asset Securitization Division, One First Union Center, Mail Code: NC0610, 301 South College Street, Charlotte, North Carolina, 28288-0610, Telecopy Number: (704) 374-3254; if sent to the Issuer, will be mailed, delivered or telecopied and confirmed to them at the addresses of the Issuer set forth in the Registration Statement, Attention: Senior Vice President and Chief Financial Officer; and (iii) if sent to GreatAmerica, will be mailed, delivered or telecopied and confirmed to them at the address of GreatAmerica set forth in the Registration Statement, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuer and GreatAmerica shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

         SECTION 16. GOVERNING LAW, JURY WAIVER.

         (a) THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; AND

         (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PERSON HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(b).

         SECTION 17. COUNTERPARTS.

         This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall, together constitute one and the same instrument.

         SECTION 18. HEADINGS.

         The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

         SECTION 19. EFFECTIVENESS.

         This Underwriting Agreement shall become effective upon execution and delivery.

         If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Issuer, whereupon this letter and your acceptance shall become a binding agreement among the Issuer, GreatAmerica and the Underwriter.

                               Very truly yours,


                               GREATAMERICA LEASING RECEIVABLES 2002-1, L.L.C.

                               By:   GreatAmerica Leasing Corporation, as member

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                               GREATAMERICA LEASING CORPORATION

                               By:
                                  ----------------------------------------------
                               Name:
                               Title:


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date hereof.

FIRST UNION SECURITIES, INC.

By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

                                   SCHEDULE A


Date of Underwriting Agreement:          March 1, 2002

Underwriter:                             First Union Securities, Inc.

Underwriter Address:                     First Union Securities, Inc.
                                         One First Union Center, Mail Code: NC0610
                                         301 South College Street
                                         Charlotte, NC 28288-0610

Title, Purchase Price and Description of Notes:

         Class A-1 Notes
         ---------------
         Title:                          _________% Class A-1 Receivable-Backed Notes, Series 2002-1

         Price to public:                100.00000%

         Purchase price:                 _________%

         Underwriting discount:          _________%

         Payment Dates:                  The 15th calendar day of each month (if such day is not a
                                         Business Day, then next succeeding Business Day), commencing
                                         April 15, 2002

         Maturity:                       April 15, 2003 Payment Date

         Redemption provisions:          Notes remaining outstanding may be redeemed in whole, but not in part, on any Payment Date at the Issuer's option if the
                                         Pool Balance at such time is less than 15% of the Original
                                         Pool Balance as of the Cutoff Date.

                                         Notes remaining outstanding shall be redeemed in full on
                                         any Payment Date if the aggregate amounts on deposit in the
                                         Collection Account, the Reserve Fund, the Residual Account
                                         and the Payahead Account are greater than or equal to the
                                         sum of (i) the entire outstanding note principal balance,
                                         (ii) the interest accrued thereon, (iii) any accrued and
                                         unpaid Servicing Fee (including therein amounts owed to the
                                         Indenture Trustee) and (iv) unreimbursed Servicer Advances.

         Class A-2 Notes
         ---------------
         Title:                          _________% Class A-2 Receivable-Backed Notes, Series 2002-1

         Price to public:                _________%

         Purchase price:                 _________%

         Underwriting discount:          _________%

         Payment Dates:                  The 15th calendar day of each month (if such day is not a
                                         Business Day, then next succeeding Business Day), commencing
                                         April 15, 2002

         Maturity:                       November 15, 2003 Payment Date

         Redemption provisions:          Notes remaining outstanding may be redeemed in whole, but not in part, on any Payment Date at the Issuer's option if the
                                         Pool Balance at such time is less than 15% of the Original
                                         Pool Balance as of the Cutoff Date.

                                         Notes remaining outstanding shall be redeemed in full on
                                         any Payment Date if the aggregate amounts on deposit in the
                                         Collection Account, the Reserve Fund, the Residual Account
                                         and the Payahead Account are greater than or equal to the
                                         sum of (i) the entire outstanding note principal balance,
                                         (ii) the interest accrued thereon, (iii) any accrued and
                                         unpaid Servicing Fee (including therein amounts owed to the
                                         Indenture Trustee) and (iv) unreimbursed Servicer Advances.

         Class A-3 Notes
         ---------------
         Title:                          _________% Class A-3 Receivable-Backed Notes, Series 2002-1

         Price to public:                _________%

         Purchase price:                 _________%

         Underwriting discount:          _________%

         Payment Dates:                  The 15th calendar day of each month (if such day is not a
                                         Business Day, then next succeeding Business Day),
                                         commencing April 15, 2002

         Maturity:                       November 15, 2005 Payment Date

         Redemption provisions:          Notes remaining outstanding may be redeemed in whole, but not in part, on any Payment Date at the Issuer's option if the
                                         Pool Balance at such time is less than 15% of the Original
                                         Pool Balance as of the Cutoff Date.

                                         Notes remaining outstanding shall be redeemed in full on
                                         any Payment Date if the aggregate amounts on deposit in the
                                         Collection Account, the Reserve

                                         Fund, the Residual Account and the Payahead Account are
                                         greater than or equal to the sum of (i) the entire outstanding note principal balance, (ii) the interest accrued thereon,
                                         (iii) any accrued and unpaid Servicing Fee (including therein amounts owed to the Indenture Trustee) and (iv) unreimbursed
                                         Servicer Advances.

         Class A-4 Notes
         ---------------
         Title:                          _________% Class A-4 Receivable-Backed Notes, Series 2002-1

         Price to public:                _________%

         Purchase price:                 _________%

         Underwriting discount:          _________%

         Payment Dates:                  The 15th calendar day of each month (if such day is not a
                                         Business Day, then next succeeding Business Day), commencing
                                         April 15, 2002

         Maturity:                       November 15, 2006 Payment Date

         Redemption provisions:          Notes remaining outstanding may be redeemed in whole, but not in part, on any Payment Date at the Issuer's option if the
                                         Pool Balance at such time is less than 15% of the initial
                                         Original Pool Balance as of the Cutoff Date.

                                         Notes remaining outstanding shall be redeemed in full on
                                         any Payment Date if the aggregate amounts on deposit in the
                                         Collection Account, the Reserve Fund, the Residual Account
                                         and the Payahead Account are greater than or equal to the
                                         sum of (i) the entire outstanding note principal balance,
                                         (ii) the interest accrued thereon, (iii) any accrued and
                                         unpaid Servicing Fee (including therein amounts owed to the
                                         Indenture Trustee) and (iv) unreimbursed Servicer Advances.

         Class B Notes
         -------------
         Title:                          _________% Class B Receivable-Backed Notes, Series 2002-1

         Price to public:                _________%

         Purchase price:                 _________%

         Underwriting discount:          _________%

         Payment Dates:                  The 15th calendar day of each month (if such day is not a
                                         Business Day, then next succeeding Business Day),
                                         commencing April 15, 2002

         Maturity:                       June 15, 2007 Payment Date

         Redemption provisions:          Notes remaining outstanding may be redeemed in whole, but not in part, on any Payment Date at the Issuer's option if the
                                         Pool Balance at such time is less than 15% of the Original
                                         Pool Balance as of the Cutoff Date.

                                         Notes remaining outstanding shall be redeemed in full on
                                         any Payment Date if the aggregate amounts on deposit in the
                                         Collection Account, the Reserve Fund, the Residual Account
                                         and the Payahead Account are greater than or equal to the
                                         sum of (i) the entire outstanding note principal balance,
                                         (ii) the interest accrued thereon, (iii) any accrued and
                                         unpaid Servicing Fee (including therein amounts owed to the
                                         Indenture Trustee) and (iv) unreimbursed Servicer Advances.


Closing Date, Time and Location:

         Date:                           March ____, 2002

         Time:                           9:00 a.m.

         Location:                       Moore & Van Allen, PLLC
                                         100 North Tryon Street, Suite 4700
                                         Charlotte, NC  28202-4003

                                     ANNEX A


                  (i) The Issuer will not be subject to the Business Tax on Corporations imposed by the State of Iowa under Chapter 422.32 of the Iowa code or to the Iowa Business Corporation Act under Chapter 490.101 of the Iowa Code.

                  (ii) Noteholders that are not otherwise subject to income taxation by the State of Iowa will not become subject to income taxation by the State of Iowa solely as a result of their ownership of Notes.

                                     ANNEX B


                  (i) The Indenture Trustee is a banking corporation with trust powers, duly and validly existing and in good standing under the laws of the state of New York, with full power and authority (corporate and other) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to act as Indenture Trustee.

                  (ii) The Transaction Documents to which the Indenture Trustee is a party have been duly authorized, executed and delivered by the Indenture Trustee.

                  (iii) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against the Indenture Trustee before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or governmental agency or instrumentality, or arbitrator which would, if adversely determined, affect in any material respect the consummation, validity or enforceability against the Indenture Trustee of any of the Transaction Documents to which it is a party.

                  (iv) The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                  (v) Each of the Transaction Documents to which the Indenture Trustee is a party constitute a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that certain of such obligations may be enforceable only against the Pledged Assets and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidator or similar laws offering the enforcement of creditors' rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding at equity or at law).

                  (vi) The execution and delivery of the Transaction Documents to which the Indenture Trustee is a party by the Indenture Trustee and the performance by the Indenture Trustee of their terms do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the state of New York governing the banking or trust powers of the Indenture Trustee or (y) the organization certificate or by-laws of the Indenture Trustee or, to such counsel's knowledge, any order, writ, injunction or decree of any court or governmental authority against the Indenture Trustee or by which it or any of its properties is bound or, to such counsel's knowledge, any indenture, mortgage or contract or other agreement or instrument to which the Indenture Trustee is a party or by which it or any of its properties is bound, or results in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any agreement or instrument, except encumbrances and security interests contemplated by the Transaction Documents to which it is a party.

                  (vii) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Transaction Documents to which the Indenture Trustee is a party or the performance by the Indenture Trustee thereunder.





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